Exhibit 99.1

PRESENTATION OF FINANCIAL AND OTHER DATA

Financial Information Relating to Worldpay

The disclosure herein includes historical consolidated financial data of Worldpay as of and for the years ended December 31, 2014, 2015 and 2016, and selected consolidated financial data of Worldpay as of and for the nine months ended September 30, 2016 and 2017. The data for the years ended December 31, 2014, 2015 and 2016, was derived from Worldpay’s audited consolidated financial statements prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). The data as of the nine months ended September 30, 2016 and 2017 was derived from Worldpay’s unaudited condensed consolidated financial statements. The operating results for the nine months ended September 30, 2017 are not necessarily indicative of the results that may be expected for the full year.

Non-GAAP, non-IFRS and Pro Forma Financial Measures

The disclosure herein presents non-GAAP, non-IFRS and pro forma financial data including net revenue, EBITDA and Adjusted EBITDA. These are important financial performance measures for us, but are not financial measures as defined by GAAP or IFRS. The presentation of this financial data is not intended to be considered in isolation of or as a substitute for, or superior to, the financial data prepared and presented in accordance with GAAP. We use these non-GAAP, non-IFRS and pro forma financial performance measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

In respect of Vantiv, we identify and explain the relevance of each of the non-GAAP measures referenced herein and how they are calculated under “Summary Unaudited Pro Forma Condensed Consolidated Financial Information.”

As used herein in respect of Worldpay only, (i) Adjusted EBITDA represents Worldpay’s profit for the period before tax charges (credits), share of results of joint ventures, finance costs, and depreciation and amortization, and adjusted to exclude certain separately disclosed items to remove the effects of changes Worldpay believes are not indicative of its underlying operating performance, (ii) Adjusted EBITDA margin represents Adjusted EBITDA divided by net revenue and (iii) “constant currency” refers to the rebasing of prior period results by calculating the foreign exchange translation applied to the prior period using the average foreign exchange rate for the period under review in order to eliminate the effect of fluctuations arising from foreign exchange translation in comparisons of period-on-period financial performance.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA OF VANTIV

AND WORLDPAY

On August 9, 2017, pursuant to Rule 2.7 of the Takeover Code, Vantiv and Worldpay released the Acquisition Offer Announcement disclosing the terms on which Vantiv intends to make a recommended offer to acquire the issued and to be issued ordinary shares of Worldpay (the holders of such shares, the “Sellers”), both directly and indirectly through Vantiv UK, in a cash and stock transaction. Under the terms of the Acquisition Offer, Worldpay shareholders will be entitled to receive, for each Worldpay ordinary share held by such shareholders, £0.55 in cash and 0.0672 new shares of Vantiv Class A common stock. The Acquisition is to be effected by means of a court-sanctioned scheme of arrangement between Worldpay and Worldpay shareholders under the UK Companies Act. In addition to the consideration payable in connection with the Acquisition Offer, Worldpay shareholders received an interim dividend on October 23, 2017 of £0.008 per Worldpay ordinary share. Worldpay shareholders will furthermore be entitled to receive a special dividend of £0.042 per Worldpay ordinary share on the business day immediately preceding the effective date of the Acquisition (or such other time as Vantiv and Worldpay may agree).

On October 14, 2016, Vantiv, LLC entered into the Second Amended and Restated Credit Facilities Agreement governing the Senior Secured Credit Facilities. Subsequent to the announcement of and in connection with the Acquisition Offer, Vantiv, LLC has executed additional amendments to the loan agreement with various financial institutions and their affiliates, providing Vantiv, LLC with commitments to fund $1,605 million of additional five-year term A loans, $1,129 million of additional seven-year term B loans, and $600 million of additional revolving credit commitments. The proceeds of the additional commitments provided under the Third Amended and Restated Credit Facilities Agreement will be used to, among other things, provide the cash consideration for the Acquisition, refinance certain existing debt of Worldpay, pay fees and expenses in connection with the foregoing and for working capital and general corporate purposes. Upon release from escrow on the Completion Date, the proceeds from the senior unsecured notes offered in connection with the Acquisition Offer will be used to refinance certain existing debt of Worldpay and pay certain fees and expenses in connection with the Acquisition and related financing (the “Transactions”), including fees and expenses to be incurred in connection with this Offering.

The following summary unaudited pro forma condensed combined financial data gives effect to the Transactions, which includes adjustments for the following:

•	the conversion of Worldpay’s historical financial statements from pound sterling to U.S. dollars;

•	the conversion of Worldpay’s historical financial statements prepared in accordance with IFRS as issued by the IASB to U.S. GAAP;

•	certain reclassifications to conform Worldpay’s historical financial statement presentation to Vantiv’s presentation;

•	application of the acquisition method of accounting under the provisions of Accounting Standard Codification (“ASC”) 805, and to reflect aggregate offer consideration of approximately $11.0 billion in exchange for 100% of all outstanding Worldpay ordinary shares;

•	proceeds and uses of the new and amended financing arrangements entered into including the senior unsecured notes offered in connection with the Acquisition Offer; and

•	transaction costs in connection with the Acquisition and related financing (the “Transactions”).

The following summary unaudited pro forma condensed combined financial data and related notes are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of Vantiv and the related notes for the year ended December 31, 2016 and the historical unaudited consolidated financial statements of Vantiv and related notes for the nine months ended September 30, 2017 and 2016, and (ii) the historical audited consolidated financial statements of Worldpay and the related notes for the year ended December 31, 2016 and the unaudited condensed consolidated financial statements of Worldpay and the related notes for the nine months ended September 30, 2017 and 2016.

The summary unaudited pro forma condensed combined financial data for the nine months ended September 30, 2017 and 2016 and the year ended December 31, 2016 combine the historical consolidated statements of income of Vantiv and Worldpay, giving effect to the Transactions as if it had been completed on January 1, 2016. The summary unaudited pro forma condensed combined statement of financial position as of September 30, 2017 combines the historical condensed combined statements of financial position of Vantiv and Worldpay, giving effect to the Transactions as if they had been completed on September 30, 2017.

The historical consolidated financial information has been adjusted in the pro forma financial data to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing effect on the combined results of Vantiv and Worldpay. The statements contained herein do not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the Transactions.

The summary unaudited pro forma condensed combined financial data is being provided for illustrative purposes only and do not purport to represent what the Combined Company’s actual results of operations or financial position would have been had the Transactions been completed on the dates indicated, nor are they necessarily indicative of the Combined Company’s future results of operations or financial position for any future period.

The pro forma adjustments are based upon available information and certain assumptions as described in the accompanying notes to the unaudited pro forma condensed combined financial information which management believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

Under ASC 805, generally all assets acquired and liabilities assumed are recorded at their acquisition date fair value. For pro forma purposes, the fair value of Worldpay’s identifiable tangible and intangible assets acquired and liabilities assumed are based on a preliminary estimate of fair value. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. Management believes the fair values recognized for the assets acquired and liabilities assumed are based on reasonable estimates and assumptions.

The unaudited pro forma condensed consolidated financial data of the Combined Company for the twelve months ended September 30, 2017 presented in the following tables is calculated by (i) adding (x) the unaudited pro forma combined condensed consolidated financial data of the Combined Company for the nine months ended September 30, 2017 to (y) the unaudited pro forma combined condensed consolidated financial data of the Combined Company for the year ended December 31, 2016 and (ii) subtracting the unaudited pro forma combined condensed consolidated financial data of the Combined Company for the nine months ended September 30, 2016. Such financial data for the twelve months ended September 30, 2017 has not been audited, is not required by or presented in accordance with GAAP or IFRS or any other generally accepted accounting principles, has been prepared for illustrative purposes only and may not necessarily be representative of the results of the Combined Group for such prior period or any future period.

Pro forma Statement of Operations Data	Unaudited Combined Condensed Pro Forma
	Year ended December 31, 2016	Nine Months Ended September 30,		Twelve Months Ended September 30,
	2016	2016	2017	2017
		($ thousands)
Revenue	5,570,191	4,115,128	4,524,269	5,979,332
Network fees and other costs	2,253,923	1,650,247	1,909,879	2,513,555

Net revenue(1)	3,316,268	2,464,881	2,614,390	3,465,777
Sales and marketing	920,296	695,733	737,961	962,524
Other operating costs	580,589	435,417	453,164	598,336
General and administrative	426,338	314,555	359,984	471,767
Depreciation and amortization	656,305	489,277	531,155	698,183

Income from operations	732,740	529,899	532,126	734,967
Interest expense—net	(309,672)	(229,318)	(241,289)	(321,643)
Finance income—Visa Europe	369,003	384,696	122,273	106,580
Finance costs—CVR liabilities	(219,690)	(228,140)	(93,073)	(84,623)
Non-operating income (expense)	(120,494)	(64,946)	14,487	(41,061)

Income before applicable income taxes	451,887	392,191	334,524	394,220
Income tax expense	225,104	208,798	89,496	105,802

Net income	226,783	183,393	245,028	288,418
Less: Net income attributable to non-controlling interests	(32,310)	(25,710)	(22,386)	(28,986)

Net income attributable to Vantiv, Inc	194,473	157,683	222,642	259,432

(1)	Net revenue is revenue, less network fees and other costs which primarily consist of pass through expenses incurred in connection with providing processing services to clients, including Visa and Mastercard network association fees, payment network fees, third party processing expenses, telecommunication charges, postage and card production costs.

Pro Forma Balance Sheet Data	Unaudited Combined Condensed Pro Forma
As of September 30, 2017
($ thousands)
Cash and cash equivalents	662,313
Total assets	27,735,635
Total long-term liabilities	10,082,269
Non-controlling interests	494,364
Total equity	9,903,249

Other Pro Forma Financial Data	Unaudited Combined Condensed Pro Forma
	Year Ended December 31,	Nine Months Ended September 30,		As of and for the Twelve Months Ended September 30,
	2016	2016	2017	2017
Pro forma EBITDA(1) ($ millions)	1,389.0	1,019.2	1,063.3	1,433.1
Pro forma adjusted EBITDA(1) ($ millions)	1,557.2	1,142.8	1,224.8	1,639.2
Pro forma adjusted EBITDA(2) margin	47.0%	46.4%	46.8%	47.3%
Pro forma outstanding debt(3) ($ millions)				8,597.3
Pro forma cash(3) ($ millions)				662.3
Pro forma net debt ($ millions)(3)				7,935.0
Pro forma total leverage(4)				5.2x
Pro forma net leverage(5)				4.8x

Other Pro Forma Data	Year Ended December 31,			Nine Months Ended September 30,		Twelve Months Ended September 30,
	2014	2015	2016	2016	2017	2017
	(billions)
Total Transactions(6)	31.6	36.1	39.9	29.2	31.0	41.7

(1)	The following table reconciles pro forma adjusted EBITDA to pro forma EBITDA and pro forma EBITDA to pro forma net income. Adjusted EBITDA is an important financial performance measure for Vantiv, Inc. and Worldpay, but is not a financial measure as defined by GAAP or IFRS. Such financial measure should not be considered as an alternative to GAAP or IFRS net income, and such measure may not be comparable to those reported by other companies. See “Presentation of Financial and Other Data—Non-GAAP, non-IFRS and Pro Forma Financial Measures.”

	Year Ended December 31,	Nine Months Ended September 30,		Twelve Months Ended September 30,
	2016	2016	2017	2017
	($ thousands)
Pro forma net income	226,783	183,393	245,028	288,418
Pro forma income tax expense	225,104	208,798	89,496	105,802
Pro forma interest expense—net	309,672	229,318	241,289	321,643
Pro forma finance income—Visa Europe(a)	(369,003)	(384,696)	(122,273)	(106,580)
Pro forma costs—CVR liabilities(a)	219,690	228,140	93,073	84,623
Pro forma costs non-operating (income) expense(b)	120,494	64,946	(14,487)	41,061
Pro forma depreciation and amortization	656,305	489,277	531,155	698,183

Pro forma EBITDA	1,389,045	1,019,176	1,063,281	1,433,150
Pro forma share based compensation(c)	45,789	33,570	42,585	54,804
Pro forma transition, acquisition and integration costs(d)	122,335	90,038	118,975	151,272

Pro forma adjusted EBITDA	1,557,168	1,142,784	1,224,841	1,639,225

(a)	See the footnotes to “Summary Consolidated Historical Financial Data of Worldpay—Other Financial Data” for a summary of pro forma finance income—Visa Europe and pro forma costs—CVR liabilities.

(b)	Non-operating income for the year ended December 31, 2016 relates to the change in fair value of a TRA entered into with each of the pre-acquisition owners of Mercury Payment Systems, LLC (“Mercury”) as part of the Mercury Acquisition (the “Mercury TRA”) as well as expenses relating to the refinancing of the Senior Secured Credit Facilities in October 2016. Non-operating expenses for the nine months ended September 30, 2016 primarily related to the change in fair value of the Mercury TRA. Non-operating income for the nine months ended September 30, 2017 consists of an unrealized gain relating to the change in the fair value of a deal contingent forward entered into in connection with the pending Acquisition, partially offset by the change in fair value of the Mercury TRA.
(c)	Represents share-based awards granted to certain employees and members of board of directors of Vantiv and Worldpay. Share-based awards will continue to be granted in the future.
(d)	For Vantiv, pro forma transition, acquisition and integration costs relate to costs incurred in connection with acquisitions, charges related to employee termination benefits and other transition activities. For Worldpay, pro forma transition, acquisition and integration costs include separately disclosed items as set out in more detail in “Summary Consolidated Historical Financial Data of Worldpay”.
(2)	Represents pro forma adjusted EBITDA divided by pro forma net revenue.
(3)	As adjusted for the Transactions.
(4)	Pro forma outstanding debt to pro forma adjusted EBITDA for the twelve months ended September 30, 2017.
(5)	Pro forma net debt to pro forma adjusted EBITDA for the twelve months ended September 30, 2017.
(6)	Pro forma total transactions comprises transactions in the Merchant Services and Financial Institution Services segments for Vantiv and transactions in the Global eCom, WPUK and WPUS divisions for Worldpay.

SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA OF WORLDPAY

The following tables set forth certain historical consolidated financial data of Worldpay as of and for the years ended December 31, 2014, 2015 and 2016, and selected consolidated financial data of Worldpay as of and for the nine months ended September 30, 2016 and 2017. The data for the years ended December 31, 2014, 2015 and 2016 was derived from Worldpay’s audited consolidated financial statements prepared in accordance with IFRS. The data as of the nine months ended September 30, 2016 and 2017 was derived from Worldpay’s unaudited condensed consolidated financial statements. The operating results for the nine months ended September 30, 2017 are not necessarily indicative of the results that may be expected for the full year. Historical results are not necessarily indicative of the results to be expected in the future.

The unaudited condensed consolidated financial data of Worldpay for the twelve months ended September 30, 2017, presented in the following tables is calculated by (i) adding (x) the unaudited consolidated financial data of Worldpay for the nine months ended September 30, 2017 to (y) the consolidated financial data of Worldpay for the year ended December 31, 2016 and (ii) subtracting the unaudited consolidated financial data of Worldpay for the nine months ended September 30, 2016. Such financial data for the twelve months ended September 30, 2017 has not been audited, is not required by or presented in accordance with IFRS or any other generally accepted accounting principles, has been prepared for illustrative purposes only and may not necessarily be representative of the results of Worldpay for such prior period or any future period.

	Year Ended December 31,			Nine Months Ended September 30,		Twelve Months Ended September 30,
Statement of Operations Data	2014	2015	2016	2016	2017	2017
	(£ millions)
Revenue	3,626.6	3,963.0	4,540.8	3,305.8	3,778.1	5,013.1
Interchange and scheme fees	(2,763.2)	(2,981.3)	(3,416.6)	(2,482.6)	(2,874.3)	(3,808.3)

Net revenue	863.4	981.7	1,124.2	823.2	903.8	1,204.8
Other cost of sales	(98.1)	(121.3)	(139.0)	(103.9)	(114.1)	(149.2)

Gross profit	765.3	860.4	985.2	719.3	789.7	1,055.6
Personnel expenses	(263.0)	(334.5)	(340.0)	(249.4)	(265.3)	(355.9)
General, selling and administrative expenses	(216.2)	(223.5)	(240.0)	(180.6)	(186.9)	(246.3)
Depreciation, amortization and impairment	(161.1)	(135.5)	(128.7)	(92.3)	(124.6)	(161.0)

Operating profit	125.0	166.9	276.5	197.0	212.9	292.4
Finance income—Visa Europe	—	195.7	271.6	275.5	95.9	92.0
Finance costs—CVR liabilities	—	(140.9)	(161.7)	(163.4)	(73.0)	(71.3)
Finance costs—other	(171.8)	(201.4)	(120.8)	(79.1)	(50.5)	(92.2)
Gain on disposal of investment and subsidiary	—	—	—	—	6.9	6.9
Share of results of joint venture and associate	(0.3)	(1.2)	(1.5)	(1.0)	(0.8)	(1.3)

Profit/(loss) before tax	(47.1)	19.1	264.1	229.0	191.4	226.5
Tax charge	(2.9)	(48.9)	(132.6)	(128.6)	(56.6)	(60.6)

Profit/(loss) after tax	(50.0)	(29.8)	131.5	100.4	134.8	165.9

	As of December 31,			As of September 30,
	2014	2015	2016	2016	2017
Balance Sheet Data	(£ millions)
Cash and cash equivalents	168.7	165.3	714.4	386.1	730.6
Total assets	3,826.8	4,131.4	6,562.7	5,179.2	6,948.3
Total long-term liabilities	(2,411.7)	(1,712.2)	(1,769.6)	(1,756.2)	(1,752.5)
Total equity	(192.1)	671.1	831.9	763.6	910.2

	Year Ended December 31,			Nine Months Ended September 30,		Twelve Months Ended September 30,
Cash Flow Data	2014	2015	2016	2016	2017	2017
	(£ millions)
Net cash inflow from operating activities	232.0	337.1	318.6	261.0	216.1	273.7
Net cash inflow/(outflow) from investing activities	(242.1)	(195.6)	287.9	17.5	(141.9)	128.5
Net cash (used in)/from financing activities	5.8	(147.1)	(114.4)	(74.9)	(59.1)	(98.6)

Net increase/(decrease) in own cash and cash equivalents	(4.3)	(5.6)	492.1	203.6	15.1	303.6
Own cash and cash equivalents at beginning of the period	181.6	168.7	165.3	165.3	714.4	386.1
Effect of foreign exchange rate changes	(8.6)	2.2	57.0	17.2	1.1	40.9

Own cash and cash equivalents at end of the period	168.7	165.3	714.4	386.1	730.6	730.6

Other Financial Data	Year Ended December 31,			Nine Months Ended September 30,		Twelve Months Ended September 30,
	2014	2015	2016	2016	2017	2017
Adjusted EBITDA(1) (£ millions)	374.7	406.1	467.6	337.8	377.6	507.4
Adjusted EBITDA margin(2)	49.0%	47.2%	47.5%	47.0%	47.8%	48.1%

Other Data	Year Ended December 31,			Nine Months Ended September 30,		Twelve Months Ended September 30,
	2014	2015	2016	2016	2017	2017
	(billions)
Transactions (Global eCom)	2.9	3.8	5.0	3.6	3.9	5.3
Transactions (WPUK)	5.0	5.4	5.8	4.2	4.6	6.2
Transactions (WPUS)	3.5	3.9	4.2	3.1	3.1	4.2

Total transactions	11.5	13.1	14.9	10.9	11.6	15.7

(1)	The following table presents the calculation of Adjusted EBITDA, which is an important financial performance measure for Worldpay, but is not a financial measure as defined by IFRS or as applied by Vantiv under GAAP. Such financial measure should not be considered as an alternative to IFRS net income, and such measure may not be comparable to those reported by other companies. See “Presentation of Financial and Other Data—Non-GAAP, non-IFRS and Pro Forma Financial Measures.”

	Year Ended December 31,			Nine Months Ended September 30,		Twelve Months Ended September 30,
	2014	2015	2016	2016	2017	2017
	(£ millions)
Profit/(loss) for the period	(50.0)	(29.8)	131.5	100.4	134.8	165.9
Tax charge	2.9	48.9	132.6	128.6	56.6	60.6
Finance income—Visa Europe(a)	—	(195.7)	(271.6)	(275.5)	(95.9)	(92.0)
Finance costs—CVR liabilities(b)	—	140.9	161.7	163.4	73.0	71.3
Finance costs—other	171.8	201.4	120.8	79.1	50.5	92.2
Depreciation, amortization and impairment	161.1	135.5	128.7	92.3	124.6	161.0
Share of results of joint venture and associate	0.3	1.2	1.5	1.0	0.8	1.3
Gain on disposal of investment and subsidiary	—	—	—	—	(6.9)	(6.9)
Separately disclosed items(c)	88.6	103.7	62.4	48.5	40.1	54.0

Adjusted EBITDA	374.7	406.1	467.6	337.8	377.6	507.4

(a)	On June 21, 2016, Worldpay disposed of its equity interests in Visa Europe to Visa, Inc. Finance income—Visa Europe represents shares of Visa Europe which were accounted for as a financial asset until their disposal, after which the shares have been derecognized from Worldpay’s balance sheet with a net gain on disposal recognized.
(b)	Holders of non-voting redeemable contingent value rights shares of Worldpay, a separate class of shares in Worldpay (“CVRs”) are entitled to 90% of the net post-tax proceeds of the disposal of Visa Europe in accordance with the terms of the CVRs, with Worldpay retaining 10% of the net proceeds. The settlement of the CVR liabilities could take up to 12 years depending on the settlement of the claims under a loss sharing agreement entered into between Worldpay and the ten other largest U.K. members of Visa Europe. The CVRs are non-voting and are not convertible into ordinary shares. Given the nature of the CVRs, they are classified as financial liabilities recognized initially at fair value and subsequently at amortized cost, with the gain or loss recognized in Finance costs—CVR liabilities in Worldpay’s income statement.
(c)	Separately disclosed items are costs or income that have been recognized in the income statement which, due to their nature or size, Worldpay believes should be excluded from the segmental analysis to give a more comparable view of the year-on-year underlying financial performance of each of the operating segments. For the presented periods, these costs are largely related to costs incurred in separating the business from RBS and include the non-capitalized costs of upgrading and migrating Worldpay’s core systems. These include staff and maintenance costs and decommissioning costs payable to RBS. In addition, separately disclosed items includes restructuring costs incurred in the turnaround of WPUS and other business restructuring, and for the year ended December 31, 2015 and, to a lesser extent, for the year ended December 31, 2016, costs incurred in connection with the initial public offering of Worldpay.
(2)	Represents Adjusted EBITDA divided by gross profit.